UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

May 10, 2024

Dear Shareholder:

UMH Properties, Inc. previously mailed you our 2024 proxy materials for the Annual Meeting of Shareholders to be held on Wednesday, May 29, 2024, in Freehold, NJ. Our proxy materials can also be found online at: www.proxyvote.com, by entering the control number listed on your proxy/voting instruction card. We value your input as a shareholder and encourage you to review our proxy materials and cast your vote.

For the reasons provided in our 2024 Proxy Statement, our Board of Directors recommends that you vote:

FOR - the election of the four nominees who are on our ballot;

FOR - the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2024;

FOR - an advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2023.

For your convenience, a duplicate proxy/voting instruction card and return envelope are enclosed, along with telephone and Internet voting instruction. If you have any questions or need assistance voting your shares, please contact MacKenzie Partners Toll-Free at: 1-800-322-2885.

Your vote is needed and valued, so please act today to be sure your shares are voted!

Very truly yours,	Very truly yours,

Eugene W. Landy	Samuel A. Landy
Chairman of the Board	President and CEO

Enclosures

A NYSE Company: Symbol - UMH

since 1968